                                                                   EXHIBIT 17(m)


                              PLEASE VOTE PROMPTLY

                        *********************************


Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The signers of this proxy hereby appoint each of Joseph R. Palombo, Jean S. Loewenberg, Joseph T. Turo, Russell L. Kane, and Vincent P. Pietropaolo proxies of the signers, with power of substitution, to vote at the Special Meeting of Shareholders to be held at Boston, Massachusetts, on Friday, June 28, 2002, and at any adjournments, as specified herein and in accordance with their best judgement on any other business that may properly come before this meeting.

AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES UNANIMOUSLY HAS RECOMMENDED A VOTE "FOR" ALL MATTERS.

STEIN ROE LOGO

                      ------------------------------------

                            STEIN ROE HIGH YIELD FUND

                      ------------------------------------








Please be sure to sign and date this proxy.     Date________



-----------------------------    ----------------------------

Shareholder sign here            Co-owner sign here





THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSAL 1 LISTED BELOW. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.


THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL:


1.    Proposal to approve the Agreement and       [ ]FOR   [ ]AGAINST
      Plan of Reorganization with respect
      to the acquisition of the Stein Roe         [ ]ABSTAIN
      High Yield Fund (including Class S and
      Liberty High Yield Bond Fund Class A)
      by the Liberty High Yield Securities
      Fund. (Item 1 of the Notice)





MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE NEW ADDRESS AT LEFT            [_]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DETACH CARD                                                          DETACH CARD

                       VOTE YOUR PROXY -- ELECTRONICALLY!

The enclosed proxy statement provides details on important issues affecting your Funds. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

You can vote your proxies over the Internet or by telephone. Both ways are easy and confidential!

A REMINDER -- if you vote by Internet or telephone, you should NOT mail your proxy card.

INTERNET VOTING:

      - Read the proxy statement.

      - With your proxy card available, go to www.steinroe.com.

      - Log on to the shareholder site. Click on the proxy link and follow the instructions provided.

TELEPHONE VOTING:

      - Read the proxy statement.

      - With your proxy card available, call 877-779-8683 (toll free).

      - When prompted, enter the voter control number located in the upper left corner of your proxy card.

      - Follow the instructions provided.

Internet and telephone voting are available 24 hours a day, seven days a week.

If you have questions or regarding the meeting agenda and the execution of proxies, call one of our representatives at 866-274-6822 (toll free) from 9:00 am to 11:00 pm (Eastern time) Monday through Friday, and Saturdays from 12:00 pm to 6:00 pm (Eastern time).


                             [STEIN ROE LOGO HERE]

                                  LIBERTY LOGO

--------------------------------------------------------------------------------

                      LIBERTY HIGH YIELD BOND FUND CLASS A

--------------------------------------------------------------------------------













Please be sure to sign and date this proxy. Date
                                                --------------------------------



       ---------------------                     ------------------------
       Shareholder sign here                        Co-owner sign here



DETACH CARD



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSAL 1 LISTED BELOW. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL:

1. Proposal to approve the Agreement and Plan of Reorganization with respect to the acquisition of the Stein Roe High Yield Fund (including Class S and Liberty High Yield Bond Fund Class A) by the Liberty High Yield Securities Fund. (Item 1 of the Notice)


         [ ] FOR                      [ ] AGAINST

         [ ] ABSTAIN

MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE NEW ADDRESS AT LEFT [ ]



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                                     DETACH CARD

                       VOTE YOUR PROXY -- ELECTRONICALLY!


The enclosed proxy statement provides details on important issues affecting your funds. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

You can vote your proxies over the Internet or by telephone. Both ways are easy and confidential.

A REMINDER -- if you vote by Internet or telephone, you should NOT mail your proxy card.

INTERNET VOTING:

     o    Read the proxy statement.
     o    With your proxy card available, go to www.libertyfunds.com.
     o Log on to the shareholder site. Click on the proxy link and follow the instructions provided.

TELEPHONE VOTING:

     o    Read the proxy statement.
     o    With your proxy card available, call 877-779-8683 (toll free).
     o When prompted, enter the voter control number located in the upper left corner of your proxy card. o Follow the instructions provided.



Internet and telephone voting are available 24 hours a day, seven days a week.

If you have questions regarding the meeting agenda and the execution of proxies, call one of our representatives at 866-274-6822 (toll free) from 9:00 am to 11:00 pm (Eastern time) Monday through Friday, and Saturdays from 12:00 pm to 6:00 pm (Eastern time).



--------------------------------------------------------------------------------
                     Liberty Funds Services, Inc. logo here
--------------------------------------------------------------------------------